Exhibit 99.1
REALNETWORKS ANNOUNCES FOURTH QUARTER AND FULL YEAR 2020 FINANCIAL RESULTS

SEATTLE — February 10, 2021 -

RealNetworks, Inc. (Nasdaq: RNWK), a leader in AI-powered digital media software and services, today announced its financial results* for the fourth quarter and full year ended December 31, 2020.

•2020 revenue from continuing operations of $68.1 million, up 3% year-over-year due to aggregate growth of over 110% from two key growth initiatives (free-to-play mobile Games and SAFR), offset by declines in legacy businesses
•2020 net loss from continuing operations of $(5.1) million, an improvement of $10.1 million compared to 2019; 2020 adjusted EBITDA loss of $(8.6) million, an improvement of $11.4 million compared to 2019
•Continued traction with SAFR driven by successes in the U.S. Federal market and in Japan and Korea
•Completed the sale of Napster to MelodyVR for total consideration of $26.6 million and buyer's assumption of approximately $44.0 million in payment obligations
•Ended the year with $23.9 million in unrestricted cash and cash equivalents, up from $8.5 million on December 31, 2019

Management Commentary
“2020 was a year of strong achievements for RealNetworks in spite of the challenges associated with the Global Pandemic that had a huge impact on businesses and people around the globe,” said Rob Glaser, Founder, Chairman, and Chief Executive Officer of RealNetworks. “Revenue from two of our key growth initiatives – free-to-play mobile Games and SAFR – grew over 110% from 2019. We are also pleased to have completed the sale of Napster to MelodyVR. We believe the sale of Napster simplifies Real and will help us deepen our focus on our growth initiatives and create long-term shareholder value.”

Full Year 2020 Financial Highlights from Continuing Operations
•Revenue was $68.1 million, up 3% compared to $65.8 million in 2019.
•Revenue from key growth initiatives, free-to-play mobile Games and SAFR, increased over 110% from 2019.
•Games revenue was $28.6 million, up 12% compared to $25.5 million in 2019.
•Gross profit margin was 76%, up from 74% in 2019.
•Operating expenses decreased $19.0 million, or 25%, from 2019. Normalizing for certain one-time and non-cash items, operating expenses decreased $10.0 million, or 14%, from 2019.
•Net loss attributable to RealNetworks was $(4.8) million, or $(0.13) per diluted share, compared to a net loss of $(15.1) million, or $(0.40) per diluted share in 2019. Included in net loss attributable to RealNetworks in 2020 was a gain of $8.6 million and in 2019 was a gain of $12.3 million related to the transaction involving the Company's interest in Napster.
•Adjusted EBITDA was a loss of $(8.6) million compared to a loss of $(19.9) million in 2019. A reconciliation of GAAP net income (loss) including noncontrolling interests to adjusted EBITDA, a non-GAAP measure, is provided in the financial tables that accompany this release.
•At December 31, 2020, the Company had $23.9 million in unrestricted cash and cash equivalents compared to $13.2 million at September 30, 2020 and $8.5 million at December 31, 2019.

Fourth Quarter 2020 Financial Highlights from Continuing Operations
•Revenue was $17.6 million, up 6% compared to $16.6 million in the prior quarter and up 2% compared to $17.3 million in the prior year period.
•Games revenue was $6.9 million, down 10% compared to $7.6 million in the prior quarter and up 5% compared to $6.6 million in the prior year period.
•Gross profit margin was 77%, up from 75% in the prior quarter and up from 76% in the prior year period.
•Operating expenses decreased $7.2 million, or 47%, from the prior quarter and decreased $9.3 million, or 53%, from the prior year period. Normalizing for certain one-time and non-cash items, operating expenses were relatively flat with the prior quarter and decreased $1.7 million, or 10%, from the prior year period.
•Net income attributable to RealNetworks was $6.1 million, or $0.16 per diluted share, compared to a net loss of $(3.2) million, or $(0.08) per diluted share, in the prior quarter and a net loss of $(4.5) million, or $(0.12) per diluted share, in the prior year period. Included in net loss attributable to RealNetworks in the fourth quarter of 2020 was a gain of $8.4 million related to the transaction involving the Company's interest in Napster.
•Adjusted EBITDA was a loss of $(0.9) million compared to a loss of $(1.9) million in the prior quarter and a loss of $(2.9) million in the prior year period.

Corporate Developments
•On December 30, 2020, the Company announced the completion of the sale of Napster to MelodyVR for a total transaction value of approximately $70.6 million valued at the closing date, comprising $15.0 million in cash, $11.6 million in MelodyVR stock, and assumption by MelodyVR of approximately $44.0 million in payment obligations, primarily to various music industry entities. The Company received $10.6 million in MelodyVR stock and $6.7 million in cash as debt repayment and liquidation preference plus $3.0 million of cash to be held in an 18-month indemnity escrow. The Company expects to provide $4.8 million of consideration (equity and/or cash) to a third party to fulfill the terms of a January 2019 agreement to acquire its stake in Napster.
•Effective March 1, 2021, Christine Chambers will be appointed to the position of Senior Vice President, Chief Financial Officer and Treasurer. Ms. Chambers will be rejoining RealNetworks, having served the Company in various finance roles for nearly a decade, most recently as Vice President, Finance. Ms. Chambers will report to President and COO Mike Ensing. Ms. Chambers succeeds Judd Lee, who will be transitioning out of the Company in March.

Business Outlook
As has been the case over the past year, RealNetworks is not providing guidance for the first quarter ending March 31, 2021.
Conference Call and Webcast Information
RealNetworks will host a conference call today to review its results and discuss its performance at approximately 4:30 p.m. ET / 1:30 p.m. PT. Participants may join the conference call by dialing 1-877-451-6152 (United States) or 1-201-389-0879 (International). A telephonic replay of the call will also be available shortly after the completion of the call, until 11:59 pm ET on Wednesday, March 3, 2021, by dialing 1-844-512-2921 (United States) or 1-412-317-6671 (International) and entering the replay pin number: 13714971.

A live webcast will be available on RealNetworks’ Investor Relations site under the Events & Presentations section at http://investor.realnetworks.com and will be archived online upon completion of the conference call.

About RealNetworks
Building on a rich history of digital media expertise and innovation, RealNetworks has created a new generation of products that employ best-in-class artificial intelligence and machine learning to enhance and secure our daily lives. Real's portfolio includes SAFR, the world's premier computer vision platform for live video, Kontxt, an industry leading NLP (Natural Language Processing) platform for text and multi-media analysis, and leveraging its digital media expertise, a mobile games business focused on the large free-to-play segment. For information about all of our products, visit www.realnetworks.com.

About Continuing and Discontinued Operations and Non-GAAP Financial Measures

*This release refers to “continuing” and “discontinued” operations due to the completion of the sale of Napster, RealNetworks’ 84%-owned subsidiary, to MelodyVR Group PLC, which closed on December 30, 2020. Effective as of the August 25, 2020 announcement date, Napster has been treated as a discontinued operation for accounting and disclosure purposes; therefore, unless otherwise noted, results presented in this release relate to the continuing operations of RealNetworks, which exclude Napster.

To supplement RealNetworks' consolidated financial information presented in accordance with GAAP in this press release, the company also discloses certain non-GAAP financial measures, including adjusted EBITDA and contribution margin by reportable segment, which management believes provide investors with useful information.

In the financial tables of our earnings press release, RealNetworks has included reconciliations of GAAP net income (loss) from continuing operations to adjusted EBITDA and operating income (loss) by reportable segment to contribution margin by reportable segment.

The rationale for management's use of non-GAAP measures is included in the supplementary materials presented with the quarterly earnings materials. Please refer to Exhibit 99.2 (“Information Regarding Non-GAAP Financial Measures”) to the company's report on Form 8-K, which is being submitted today to the SEC.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including statements relating to our current expectations regarding our future growth, profitability, and market position, our financial condition and liquidity, our strategic focus and initiatives, product plans, agreements with partners, and expectations and contingencies relating to the sale of Napster. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements. These statements reflect our expectations as of today, and actual results may differ materially from the results predicted. Factors that could cause actual results for RealNetworks, on a consolidated basis, to differ from the results predicted include: our ability to realize operating efficiencies, growth and other benefits from the implementation of our growth initiatives and restructuring efforts; cash usage and conservation, and the pursuit of additional funding sources; successful monetization of our products and services; competitive risks, including the emergence or growth of competing technologies, products and services; potential outcomes and effects of claims and legal proceedings; risks associated with key customer or strategic relationships and business acquisitions; challenges caused by the COVID-19 pandemic; disruptions in the global financial markets, including changes in consumer spending and impacts to credit availability; and fluctuations in foreign currencies. More information about potential risk factors that could affect our business and financial results is included in RealNetworks' latest annual report on Form 10-K for year ended December 31, 2019 its quarterly reports on Form 10-Q and in other reports and documents filed by RealNetworks from time to time with the Securities and Exchange Commission. The preparation of our financial statements and forward-looking financial guidance requires us to make estimates and assumptions that affect the reported amount of assets and liabilities, and revenues and expenses during the reported period. Actual results may differ materially from these estimates under different assumptions or conditions. RealNetworks assumes no obligation to update any forward-looking statements or information, which are in effect as of their respective dates.

For More Information:
Investor Relations for RealNetworks
Kimberly Orlando, Addo Investor Relations
310-829-5400
IR@realnetworks.com
RNWK-F

RealNetworks, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Quarter Ended December 31,		Year ended December 31,

	2020	2019	2020	2019

	(in thousands, except per share data)

Net revenue	$17,601	$17,311	$68,062	$65,802
Cost of revenue	4,036	4,204	16,465	17,226
Gross profit	13,565	13,107	51,597	48,576

Operating expenses:
Research and development	5,944	6,411	24,319	27,850
Sales and marketing	5,073	5,515	21,042	23,016
General and administrative	4,068	4,846	17,331	21,820
Fair value adjustments to contingent consideration liability	(8,400)	300	(8,600)	1,000
Restructuring and other charges	1,432	367	2,529	1,954

Total operating expenses	8,117	17,439	56,621	75,640

Operating income (loss)	5,448	(4,332)	(5,024)	(27,064)

Other income (expenses):
Interest expense	(8)	—	(20)	—
Interest income	7	9	38	98
Gain on equity and other investments, net	201	—	111	12,338
Other income (expenses), net	(227)	(95)	(164)	102

Total other income (expenses), net	(27)	(86)	(35)	12,538

Income (loss) from continuing operations before income taxes	5,421	(4,418)	(5,059)	(14,526)
Income tax expense (benefit)	(551)	187	55	702

Net income (loss) from continuing operations	5,972	(4,605)	(5,114)	(15,228)
Net income (loss) from discontinued operations, net of tax	2,260	(2,158)	(206)	(6,030)
Net income (loss)	8,232	(6,763)	(5,320)	(21,258)
Net loss attributable to noncontrolling interests of continuing operations	(88)	(57)	(284)	(163)
Net income (loss) attributable to noncontrolling interests of discontinued operations	180	(342)	(184)	(1,094)
Net income (loss) attributable to RealNetworks	$8,140	$(6,364)	$(4,852)	$(20,001)

Net income (loss) from continuing operations attributable to RealNetworks	$6,060	$(4,548)	$(4,830)	$(15,065)
Net income (loss) from discontinued operations attributable to RealNetworks	2,080	(1,816)	(22)	(4,936)
Net income (loss) attributable to RealNetworks	$8,140	$(6,364)	$(4,852)	$(20,001)

Net income (loss) per share attributable to RealNetworks- Basic:
Continuing operations	$0.16	$(0.12)	$(0.13)	$(0.40)
Discontinued operations	0.05	(0.05)	—	(0.13)
Net income (loss) per share attributable to RealNetworks- Basic	$0.21	$(0.17)	$(0.13)	$(0.53)

Net income (loss) per share attributable to RealNetworks- Diluted:
Continuing operations	$0.16	$(0.12)	$(0.13)	$(0.40)
Discontinued operations	0.05	(0.05)	—	(0.13)
Net income (loss) per share attributable to RealNetworks- Diluted	$0.21	$(0.17)	$(0.13)	$(0.53)

Shares used to compute basic net income (loss) per share	38,345	38,142	38,272	37,944
Shares used to compute diluted net income (loss) per share	38,489	38,142	38,272	37,944

RealNetworks, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	December 31, 2020	December 31, 2019
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$23,940	$8,472
Trade accounts receivable, net	10,229	12,767
Deferred costs, current portion	196	537
Investments	9,965	—
Prepaid expenses and other current assets	3,480	4,428
Current assets of discontinued operations	—	28,376
Total current assets	47,810	54,580

Equipment and software	30,726	31,699
Leasehold improvements	2,776	3,071
Total equipment, software, and leasehold improvements	33,502	34,770
Less accumulated depreciation and amortization	31,631	32,350
Net equipment, software, and leasehold improvements	1,871	2,420

Operating lease assets	7,937	10,198
Restricted cash equivalents	1,630	4,880
Other assets	4,150	1,808
Deferred costs, non-current portion	74	388
Deferred tax assets, net	909	761
Goodwill	17,375	16,908
Non-current assets of discontinued operations	—	67,811

Total assets	$81,756	$159,754

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$2,750	$4,042
Accrued and other current liabilities	17,850	17,495
Deferred revenue, current portion	2,122	2,003
Current liabilities of discontinued operations	—	72,641
Total current liabilities	22,722	96,181

Deferred revenue, non-current portion	45	96
Deferred tax liabilities, net	1,129	1,076
Long-term lease liabilities	6,837	8,234
Long-term debt	2,895	3,900
Other long-term liabilities	2,241	10,151
Non-current liabilities of discontinued operations	—	1,843

Total liabilities	35,869	121,481

Total shareholders' equity	46,149	38,775

Noncontrolling interests	(262)	(502)

Total equity	45,887	38,273

Total liabilities and equity	$81,756	$159,754

RealNetworks, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Year ended December 31,
	2020	2019
	(in thousands)

Cash flows from operating activities:
Net loss from continuing operations	$(5,114)	$(15,228)
Adjustment to reconcile net loss from continuing operations to net cash used in operating activities:
Depreciation and amortization	944	1,195
Stock-based compensation	1,420	2,881
Gain on equity and other investments, net	(111)	(12,338)
Loss on impairment of operating lease asset	1,055	—
Deferred income taxes, net	(191)	(29)
Foreign currency (gain) loss	330	7
Fair value adjustments to contingent consideration liability	(8,600)	1,000
Net change in certain operating assets and liabilities	2,184	1,197
Net cash used in operating activities - continuing operations	(8,083)	(21,315)
Net cash used in operating activities - discontinued operations	(2,555)	(4,055)
Net cash used in operating activities	(10,638)	(25,370)
Cash flows from investing activities:
Purchases of equipment, software, and leasehold improvements	(408)	(949)
Proceeds from sales and maturities of short-term investments	—	24
Acquisitions, net of cash acquired	—	12,249
Net cash provided by (used in) investing activities - continuing operations	(408)	11,324
Net cash used in investing activities - discontinued operations	(2,160)	(243)
Net cash provided by (used in) investing activities	(2,568)	11,081
Cash flows from financing activities:
Proceeds from issuance of common stock	—	199
Proceeds from issuance of preferred stock	10,000	—
Tax payments from shares withheld upon vesting of restricted stock	(26)	(309)
Proceeds from notes payable and long-term debt	2,876	3,900
Repayments of notes payable and long-term debt	(3,922)	—
Payment of financing fees	—	(622)
Other financing activities	2,106	900
Net cash provided by financing activities - continuing operations	11,034	4,068
Net cash provided by (used in) financing activities - discontinued operations	4,945	(4,691)
Net cash provided by (used in) financing activities	15,979	(623)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	618	(100)
Net increase (decrease) in cash, cash equivalents and restricted cash	3,391	(15,012)
Cash, cash equivalents, and restricted cash, beginning of year	22,179	37,191
Cash, cash equivalents, and restricted cash, end of year	25,570	22,179
Less: Cash, cash equivalent and restricted cash from discontinued operations	—	8,827
Cash and cash equivalents from continuing operations, end of year	$25,570	$13,352

RealNetworks, Inc. and Subsidiaries
Supplemental Financial Information
(Unaudited)

	2020					2019
	YTD	Q4	Q3	Q2	Q1	YTD	Q4	Q3	Q2	Q1
	(in thousands)
Net Revenue by Segment
Consumer Media (A)	$12,581	$3,384	$2,543	$3,159	$3,495	$13,170	$4,432	$3,632	$2,620	$2,486
Mobile Services (B)	26,889	7,338	6,400	6,461	6,690	27,143	6,312	6,895	6,997	6,939
Games (C)	28,592	6,879	7,611	7,465	6,637	25,489	6,567	7,164	6,048	5,710
Total net revenue	$68,062	$17,601	$16,554	$17,085	$16,822	$65,802	$17,311	$17,691	$15,665	$15,135

Net Revenue by Product
Consumer Media
- Software License (D)	$5,957	$1,593	$642	$1,702	$2,020	$6,522	$2,856	$1,987	$944	$735
- Subscription Services (E)	3,586	867	892	898	929	4,148	992	1,028	1,040	1,088
- Product Sales (F)	1,301	625	193	261	222	825	193	207	206	219
- Advertising & Other (G)	1,737	299	816	298	324	1,675	391	410	430	444

Mobile Services
- Software License (H)	5,110	2,376	931	972	831	3,101	657	888	957	599
- Subscription Services (I)	21,779	4,962	5,469	5,489	5,859	24,042	5,655	6,007	6,040	6,340

Games
- Subscription Services (J)	10,794	2,589	2,705	2,730	2,770	12,121	3,007	3,056	3,073	2,985
- Product Sales (K)	13,879	3,315	3,874	3,712	2,978	9,823	2,580	3,078	2,177	1,988
- Advertising & Other (L)	3,919	975	1,032	1,023	889	3,545	980	1,030	798	737

Total net revenue	$68,062	$17,601	$16,554	$17,085	$16,822	$65,802	$17,311	$17,691	$15,665	$15,135

Net Revenue by Geography
United States	$43,704	$10,893	$11,855	$10,742	$10,214	$39,724	$10,153	$10,588	$9,480	$9,503
Rest of world	24,358	6,708	4,699	6,343	6,608	26,078	7,158	7,103	6,185	5,632
Total net revenue	$68,062	$17,601	$16,554	$17,085	$16,822	$65,802	$17,311	$17,691	$15,665	$15,135

Net Revenue by Segment
(A) The Consumer Media segment primarily includes revenue from the licensing of our portfolio of video codec technologies. Also included is RealPlayer and related products, such as the distribution of third-party software products, advertising on RealPlayer websites, sales of RealPlayer Plus software to consumers, and consumer subscriptions such as RealPlayer Plus and SuperPass.
(B) The Mobile Services segment primarily includes revenue from SaaS services and sales of professional services provided to mobile carriers.
(C) The Games segment primarily includes revenue from player purchases of in-game virtual goods within our free-to-play games, mobile and PC games, online games subscription services, and advertising on games sites and social network sites.
Net Revenue by Product
(D) Software licensing revenue within Consumer Media includes revenues from licenses of our video codec technologies.
(E) Subscriptions revenue within Consumer Media includes revenue from subscriptions such as our RealPlayer Plus and SuperPass offerings.
(F) Product sales within Consumer Media includes sales of RealPlayer Plus software to consumers.
(G) Advertising & other revenue within Consumer Media includes distribution of third-party software products and advertising on RealPlayer websites.
(H) Software license revenue within Mobile Services includes revenue from our integrated RealTimes platform and our facial recognition platform, SAFR.
(I) Subscription services revenue within Mobile Services includes revenue from ringback tones and our messaging platform services, as well as from related professional services provided to mobile carriers.
(J) Subscription services revenue within Games includes revenue from online games subscriptions.
(K) Product sales revenue within Games includes revenue from player purchases of in-game virtual goods, retail and wholesale games-related revenue, sales of mobile games.
(L) Advertising & other revenue within Games includes advertising on games sites and social network sites.

RealNetworks, Inc. and Subsidiaries
Segment Results of Operations and Reconciliation to non-GAAP Contribution Margin
(Unaudited)

	2020		2019	2020	2019
	Q4	Q3	Q4	YTD	YTD
	(in thousands)
Consumer Media

Net revenue	$3,384	$2,543	$4,432	$12,581	$13,170
Cost of revenue	550	593	690	2,273	3,031
Gross profit	2,834	1,950	3,742	10,308	10,139

Gross margin	84%	77%	84%	82%	77%

Operating expenses	2,135	2,092	2,498	8,889	11,186
Operating income (loss), a GAAP measure	$699	$(142)	$1,244	$1,419	$(1,047)
Depreciation and amortization	17	17	34	62	178

Contribution margin, a non-GAAP measure	$716	$(125)	$1,278	$1,481	$(869)

Mobile Services

Net revenue	$7,338	$6,400	$6,312	$26,889	$27,143
Cost of revenue	1,736	1,511	1,866	6,725	7,500
Gross profit	5,602	4,889	4,446	20,164	19,643

Gross margin	76%	76%	70%	75%	72%

Operating expenses	5,940	5,577	7,198	24,787	29,340
Operating income (loss), a GAAP measure	$(338)	$(688)	$(2,752)	$(4,623)	$(9,697)
Depreciation and amortization	130	88	100	418	518

Contribution margin, a non-GAAP measure	$(208)	$(600)	$(2,652)	$(4,205)	$(9,179)

Games

Net revenue	$6,879	$7,611	$6,567	$28,592	$25,489
Cost of revenue	1,744	1,955	1,716	7,451	6,975
Gross profit	5,135	5,656	4,851	21,141	18,514

Gross margin	75%	74%	74%	74%	73%

Operating expenses	4,885	5,152	4,744	19,936	20,220
Operating income (loss), a GAAP measure	$250	$504	$107	$1,205	$(1,706)
Acquisitions related intangible asset amortization	—	—	—	—	27
Depreciation and amortization	72	71	85	347	341

Contribution margin, a non-GAAP measure	$322	$575	$192	$1,552	$(1,338)

Corporate

Cost of revenue	$6	$3	$(68)	$16	$(280)
Gross profit	(6)	(3)	68	(16)	280

Gross margin	N/A	N/A	N/A	N/A	N/A

Operating expenses	(4,843)	2,521	2,999	3,009	14,894
Operating income (loss), a GAAP measure	$4,837	$(2,524)	$(2,931)	$(3,025)	$(14,614)
Other expense, net	(227)	(104)	(95)	(164)	102
Foreign currency loss	305	143	157	330	7
Depreciation and amortization	28	28	33	117	131
Fair value adjustments to contingent consideration liability	(8,400)	—	300	(8,600)	1,000
Restructuring and other charges	1,432	307	367	2,529	1,954
Stock-based compensation	327	390	461	1,420	2,881

Contribution margin, a non-GAAP measure	$(1,698)	$(1,760)	$(1,708)	$(7,393)	$(8,539)

RealNetworks, Inc. and Subsidiaries
Reconciliation of Net income (loss) from continuing operations to adjusted EBITDA, a non-GAAP measure
(Unaudited)

	2020		2019	2020	2019
	Q4	Q3	Q4	YTD	YTD
		(in thousands)

Reconciliation of GAAP Net income (loss) from continuing operations to adjusted EBITDA:

Net income (loss) from continuing operations	$5,972	$(3,308)	$(4,605)	$(5,114)	$(15,228)
Income tax expense (benefit)	(551)	316	187	55	702
Interest expense	8	7	—	20	—
Interest income	(7)	(6)	(9)	(38)	(98)
(Gain) loss on equity and other investments, net	(201)	37	—	(111)	(12,338)
Foreign currency loss	305	143	157	330	7
Acquisitions related intangible asset amortization	—	—	—	—	27
Depreciation and amortization	247	204	252	944	1,168
Fair value adjustments to contingent consideration liability	(8,400)	—	300	(8,600)	1,000
Restructuring and other charges	1,432	307	367	2,529	1,954
Stock-based compensation	327	390	461	1,420	2,881
Adjusted EBITDA, a non-GAAP measure	$(868)	$(1,910)	$(2,890)	$(8,565)	$(19,925)